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                                                                      Exhibit 11

                       Huntington Bancshares Incorporated
                       Computation of Earnings Per Share
                   For Periods Ended March 31, 1995, and 1994


Period Ended March 31,                                              1995              1994
                                                                 -----------       -----------
Net Income                                                       $53,855,000       $66,742,000

Favorable Effect of Convertible Debt                                 $13,000           $21,000
                                                                 -----------       -----------

Fully Diluted Net Income                                         $53,868,000       $66,763,000
                                                                 ===========       ===========

Average Common Shares Outstanding                                130,236,851       129,840,298

Dilutive Effect of Stock Options
     Outstanding                                                     621,191           853,973
                                                                 -----------       -----------

Average Common Shares and Common
     Share Equivalents Outstanding -- Primary                    130,858,042       130,694,271

Additional Dilutive Effect of Stock Options
     Outstanding                                                      13,207               ---

Dilutive Effect of Convertible Debt
     Outstanding                                                      90,333           147,231
                                                                 -----------       -----------

Fully Diluted Shares Outstanding                                 130,961,582       130,841,502
                                                                 ===========       ===========

Net Income per Common Share Outstanding                                $0.41             $0.51
Primary Earnings per Share                                             $0.41             $0.51
Fully Diluted Earnings per Share                                       $0.41             $0.51